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                                                                   Exhibit 9(b)


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of the 8th day of September, 1986, by and between ADDISON CAPITAL SHARES, INC., a Maryland corporation (the "Fund"), and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION ("PIMC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as a open-end, diversified management investment company under the Investment Company Act of 1940, as amended ("the 1940 Act"); and

         WHEREAS, the Fund wishes to retain PIMC to provide certain accounting services, and PIMC is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints PIMC to provide certain accounting services to the Fund for the period and on the terms set forth in this Agreement. PIMC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 12 of this Agreement. PIMC agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

         2. Delivery of Documents. The Fund has furnished PIMC with copies properly certified or authenticated of each of the following:

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                  (a) Resolutions of the Fund's Board of Directors authorizing the appointment of PIMC to provide certain accounting services to the Fund and approving this Agreement;

                  (b) Appendix A identifying and containing the signatures of the Fund's officers and/or other persons authorized to sign Written Instructions, as hereinafter defined, on behalf of the Fund, and specifying the number of signatures required for Written Instructions;

                  (c) The Fund's Articles of Incorporation, filed with the Maryland Department of Assessments and Taxation on June 4, 1986 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Charter");

                  (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

                  (e) The Investment Advisory Agreement. between Addison Capital Management Company ("the Advisor") and the Fund dated as of September 8, 1986 (the "Advisory Agreement");

                  (f) The Management Agreement between Janney Montgomery Scott Inc. ("Janney") and the Fund dated as of September 8, 1986 (the "Management Agreement");

                  (g) The Underwriting Agreement between the Fund and Janney dated as of 1986 (the "Underwriting Agreement");

                  (h) The Custodian Agreement between Provident National Bank ("Provident") and the Fund dated as of September 8, 1986 (the "Custodian Agreement");

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                  (i) The Fund's Notification of Registration filed Pursuant to
Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on June 10, 1986;

                  (j) The Fund's most recent Pre-Effective Amendment to its Registration Statement on Form N-1A under the Securities Act of 1933 ("the 1933 Act") (File No. 33-6364) and under the 1940 Act, as filed with the SEC on September 9, 1986 relating to shares (hereinafter "Shares") of the Fund's Capital Stock, $0.001 par value, and all amendments thereto; and

                  (k) The Fund's most recent prospectus (such prospectus, and all amendments and supplements thereto are herein called the "Prospectus").

         3. Definitions.

                  (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means the President, Treasurer, Secretary and any Vice President of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate listing persons duly authorized to give Oral and Written Instructions on behalf of the Fund as may be received by PIMC from time to time.

                  (b) "Oral Instructions". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by PIMC from an Authorized Person or from a person reasonably believed by PIMC to be an Authorized Person. The Fund agrees to deliver to PIMC, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.


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                  (c) "Written Instructions". As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by PIMC, signed by two Authorized Persons.

         4. Instructions Consistent with Charter, etc.

                  (a) Unless otherwise provided in this Agreement, PIMC shall act only upon Oral and Written Instructions. Although PIMC may take cognizance of the provisions of the Charter and By-Laws of the Fund, PIMC may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Charter or ByLaws or any vote, resolution or proceeding of the Shareholders, or of the Board of Directors, or of any committee thereof.

                  (b) PIMC shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by PIMC pursuant to this Agreement. The Fund agrees to forward to PIMC Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by PIMC, whether by hand delivery, telex, facsimile sending device or otherwise, by the close of business of the same day that such Oral Instructions are given to PIMC. The Fund agrees that the fact that such confirming Written Instructions are not received by PIMC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that PIMC shall incur no liability to the Fund in acting upon Oral Instructions given to PIMC hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

         5. Services on a Continuing Basis.


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                  (a) PIMC will perform the following accounting functions on a daily basis:

                           (1) Journalize the Fund's investment, capital share
and income and expense activities;

                           (2) Verify investment buy/sell trade tickets when
received from the Advisor and transmit trades to the Fund's custodian for proper settlement;

                           (3) Maintain individual ledgers for investment
securities;

                           (4) Maintain historical tax lots for each security;

                           (5) Reconcile cash and investment balances of the
Fund with the custodian, and provide the Advisor with the beginning cash balance available for investment purposes;

                           (6) Update the cash availability throughout the day
as required by the Advisor;

                           (7) Post to and prepare the Fund's Statement of
Assets and Liabilities and the Statement of Operations;

                           (8) Calculate various contractual expenses (e.g.,
advisory and custody fees);

                           (9) Control all disbursements from the Fund and
authorize such disbursements upon Written Instructions;

                           (10) Calculate capital gains and losses;

                           (11) Determine the Fund's net income;

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                           (12) Obtain security market quotes from services
approved by the Advisor, or if such quotes are unavailable, then obtain such prices from the Advisor, and in either case calculate the market value of the Fund's investments;

                           (13) Transmit or mail a copy of the daily portfolio
valuation to the Advisor;

                           (14) Compute the net asset value of the Fund;

                           (15) Compute the Fund's yields, total return, expense
ratios, portfolio turnover rate, and portfolio average dollar-weighted maturity; and,

                           (16) Monitor the expense accruals and notify Fund
management of any proposed adjustments.

                  (b) In addition to the accounting services described in the foregoing Paragraph 5(a), PIMC will:

                           (1) Prepare monthly financial statements, which will
include the following items:

                                    Schedule of Investments

                                    Statement of Assets and Liabilities

                                    Statement of Operations

                                    Statement of Changes in Net Assets

                                    Cash Statement

                                    Schedule of Capital Gains and Losses;

                           (2) Prepare monthly security transactions listings;

                           (3) Prepare quarterly broker security transaction
summaries; and

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                           (4) Supply various Fund statistical data as requested
on an ongoing basis.

                  (c) PIMC will provide the following administrative services:

                           (1) Prepare for execution and file the Fund's Federal
and state tax returns;

                           (2) Prepare and file the Fund's Semi-Annual Reports
with the SEC on Form N-SAR;

                           (3) Prepare and file with the SEC the Fund's annual,
semi-annual, and quarterly shareholder reports;

                           (4) File and assist with the preparation of
registration statements on form N-lA and other filings relating to the registration of Shares;

                           (5) Monitor the Fund's status as a regulated
investment company under Sub-chapter M of the Internal Revenue Code of 1954, as amended; and

                           (6) Maintain the Fund's fidelity bond as required by
the 1940 Act and obtain a directors and officers liability policy.

         6. Records.  PIMC shall keep the following records:

                  (a) all books and records with respect to the Fund's books of account; and

                  (b) records of the Fund's securities transactions.

         The books and records pertaining to the Fund which are in the possession of PIMC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all

                                       -7-


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times during PIMC's normal business hours. Upon the reasonable request of the
Fund, copies of any such books and records shall be provided by PIMC to the Fund or the Fund's authorized representative at the Fund's expense.

         7. Liaison With Accountants. PIMC shall act as liaison with the Fund's independent public accountants and shall provide detailed account analyses, fiscal year summaries, and other audit related schedules. PIMC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

         8. Confidentiality. PIMC agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to the Advisor and its prior, present or potential customers, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where PIMC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

         9. Equipment Failures. In the event of equipment failures beyond PIMC's control, PIMC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. PIMC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

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         10. Right to Receive Advice.

                  (a) Advice of Fund. If PIMC shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice, including Oral or Written Instructions where appropriate.

                  (b) Advice of Counsel. If PIMC shall be in doubt as to any question of law involved in any action to be taken or omitted by PIMC, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Advisor, the Fund or PIMC, at the option of PIMC).

                  (c) Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by PIMC pursuant to subsection (a) of this paragraph and advice received by PIMC pursuant to subsection (b) of this paragraph, PIMC shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                  (d) Protection of PIMC. PIMC shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subsections (a) or (b) of this paragraph which PIMC, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon PIMC any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to PIMC's properly taking or omitting to take such action. Nothing in this subsection shall excuse PIMC when an action or omission on the part of PIMC

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constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PIMC of its duties under this Agreement.

         11. Compliance with Governmental Rules and Regulations. The Fund assumes full responsibility for insuring that the Fund complies with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

         12. Compensation. As compensation for the services rendered by PIMC during the term of this Agreement, the Fund will pay to PIMC an annual fee, as may be agreed to in writing from time to time by the Fund and PIMC.

         13. Indemnification. The Fund agrees to indemnify and hold harmless PIMC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which PIMC takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon oral or Written Instructions, provided, that neither PIMC nor any of its nominees shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of PIMC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         14. Responsibility of PIMC. PIMC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PIMC in


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writing. In the performance of its duties hereunder, PIMC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but PIMC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of PIMC or reckless disregard by PIMC of its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, PIMC in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PIMC reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PIMC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in paragraph 9), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         15. Duration and Termination. This Agreement shall continue until termination by the Fund or PIMC on 60 days' written notice.

         16. Notices. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PIMC at PIMC's address, Bedford Building, 3531 Silverside Road, Wilmington, Delaware 19810; (b) if to the Fund, at the address of the Fund, attention: Rudolph C. Sander; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any

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such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be mailed, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex and facsimile sending device it shall be deemed to have been given immediately. All postage, cable, telex, or facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         17. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         18. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         19. Assignment. This Agreement and the performance hereunder may not be assigned without the Fund's consent except that PIMC may assign this agreement to a subsidiary or affiliate of Provident National Bank, without the Fund's consent, upon 30 days' written notice.

         20. Miscellaneous. This Agreement embodies the entire Agreement and understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate

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documents their agreement, if any, with respect to delegated and/or Oral
Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

[SEAL]                                       ADDISON CAPITAL SHARES, INC.


Attest:   /s/ Radcliffe Cheston              By: /s/ Jay R. Massey
          ----------------------------           ------------------------------


[SEAL]                                       PROVIDENT INSTITUTIONAL
                                              MANAGEMENT CORPORATION

Attest:  /s/  John p. Silcox, Jr.             By:   /s/ Vincent J. Ciaccardini
          ----------------------------           ------------------------------

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                                                                      Appendix A

                          ADDISON CAPITAL SHARES, INC.

Name                                           Signature
----                                           ---------

Jay R. Massey                               /s/ Jay R. Massey
                                            -------------------------------

Radcliffe Cheston                           /s/ Radcliffe Cheston
                                            -------------------------------

John J. Gray                                /s/ John J. Gray
                                            -------------------------------

Charles J. Sullivan                         /s/ Charles J. Sullivan
                                            -------------------------------

Richard Boorse                              /s/ Richard Boorse
                                            -------------------------------

Maryann T. Perrino                          /s/ Maryann T. Perrino
                                            -------------------------------

Kathryn A. Hardwick                         /s/ Kathryn A. Hardwick
                                            -------------------------------

Donald E. Blum                              /s/ Donald E. Blum
                                            -------------------------------

Karen M. Abbott                             /s/ Karen M. Abbott
                                            -------------------------------